Exhibit 10.1

English Summary of a lease agreement dated April 15, 2021 (the “Lease”) by and between Galecto Biotech ApS (“Galecto”) and Symbion A/S (the “Landlord”)

•	Leased Property: The Lease is for the purpose of office space, with its address: Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

•	Term: The term started at May 1, 2021 and will end on January 31, 2025.

•	Deposit: Galecto must provide a deposit equivalent to three months’ rent, excluding VAT for securing its obligations.

•	Permitted Use: The permitted use is for office space.

•	Sublease/Termination: Galecto is not permitted to sublease the property, but may terminate the lease at the beginning of a month with three months’ notice in advance.

•	Rent: DKK 1,336,703 annually, including VAT, based on the rental area of approximately 4,000 square feet.

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Modifications to Leased Premises: Galecto is permitted to effect modifications to the leased premises only with the prior written approval of the Landlord. Galecto and the Landlord will agree on the costs, reimbursement and potential obligations to build-back modifications.